AMENDMENT TO
                       TRANSFER AGENT SERVICING AGREEMENT

     This Amendment ("Amendment") is made as of April [ ], 2003 between LKCM Funds (the "Trust"), an open-end management investment company registered under the Investment Company Act of 1940, and U.S. Bancorp Fund Services, LLC ("Bancorp"). The parties hereby amend the Transfer Agency Agreement dated as of ________ ("Agreement"), as set forth below. Unless otherwise provided, capitalized terms used herein shall have the same meanings given to such terms in the Agreement.

     WHEREAS, the Bank Secrecy Act, as amended by the USA PATRIOT Act, and the regulations thereunder (collectively, the "Anti-Money Laundering Laws"), require the Trust to develop and implement an anti-money laundering program; and

     WHEREAS, the Trust has adopted the Anti-Money Laundering Program, dated July 24, 2002, as revised April [ ], 2003, and as amended hereafter from time to time ("AML Program") attached as Exhibit 1 hereto; and

     WHEREAS, Bancorp carries out the duties set forth in the Agreement; and

     WHEREAS, the Trust wishes to delegate certain aspects of the implementation and operation of the Trust's AML Program to Bancorp; and

     WHEREAS, Bancorp desires to accept such delegation.

     NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1. Effectiveness of Agreement. This Amendment shall become effective immediately as of the date first written above.

     2. Delegation. The Trust hereby delegates to Bancorp, and Bancorp hereby accepts, responsibility to perform certain services in connection with the Trust's AML Program, as further set out in the AML Program, including provisions relating to: (i) customer identification program;
          (ii) suspicious activity monitoring and reporting; (iii) cash transaction reporting; (iv) record keeping; and (v) employee training (as it relates to Bancorp's employees) (collectively, the "AML Services"). Bancorp further agrees to cooperate with the Trust's AML Compliance Officer in the performance of the AML Services as set forth in the AML Program.

     3. Representations and Warranties by Bancorp. Bancorp represents and warrants that:

          a. Bancorp undertakes to perform all delegated responsibilities under the Trust's AML Program; and

          b. Bancorp has adopted and will maintain a written anti-money laundering program ("Bancorp AMLP") that includes policies and procedures that enable it to perform its responsibilities under this Amendment.

4. Representations and Warranties by the Trust. The Trust represents and warrants that:

          a. The Trust will promptly provide Bancorp any amendment(s) to the AML Program, which will be subject to the terms of this Amendment upon delivery to Bancorp.

5.   Consent to Examination. Bancorp hereby:

          a. Agrees to provide, upon request by federal examiners, information and records maintained by Bancorp relating to the AML Program for purposes of the AML Program;

          b. Agrees to provide, upon request by the Trust, information and records maintained by Bancorp relating to the AML Services, and the Bancorp AMLP as it applies to the AML Services;

          c. Agrees to cooperate with the Trust's AML Compliance Officer with respect to any request for information by the Financial Crimes Enforcement Network pursuant to Anti-Money Laundering Laws; and

          d. Consents to the inspection of Bancorp by federal examiners for purposes of the AML Program.

6. Documents and Reports. Bancorp agrees to furnish to the Trust the following:

          a. A copy of the Bancorp AMLP as in effect on the date hereof, and any material amendment thereto promptly after the adoption of any such amendment;

          b. No less frequently than annually, a report on the Bancorp AMLP that includes a certification to the Trust concerning Bancorp's implementation of, and ongoing compliance with, the Bancorp AMLP and a summary of any audit report prepared with respect to the Bancorp AMLP as it pertains to the AML Services.

          c. Interim reports with respect to any material issues that arise with respect to the AML Services or the Bancorp AMLP; and

          d. Periodic reports concerning Bancorp's compliance with the Bancorp AMLP and/or the AML Services at such times as may be reasonably requested by the Trust's board of trustees or AML Compliance Officer.

7. Miscellaneous. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be fully executed as of the day and year first written above.





                                    LKCM FUNDS



                                    By:      _____________________________

                                    Title:   _____________________________



                                    U.S. BANCORP FUND SERVICES, LLC



                                    By:      _____________________________

                                    Title:   _____________________________


                                                                       Exhibit 1








                                   LKCM FUNDS

                          ANTI-MONEY LAUNDERING PROGRAM



                                     Adopted

                                  July 24, 2002

                                     Revised

                                 April __, 2003







                                   LKCM FUNDS
                          ANTI-MONEY LAUNDERING PROGRAM


                                  INTRODUCTION

     On October 26, 2001, the USA PATRIOT Act1 ("Act") became law. Title III of the Act amended the Bank Secrecy Act ("BSA") to require all "financial institutions" to develop and institute anti-money laundering programs that, at a minimum:

     o    include internal policies, procedures, and controls;

     o    designate a compliance officer to administer and oversee the program;

     o    provide for ongoing employee training; and

     o    include an independent audit function to test the program.

     Money laundering is a serious threat to all financial institutions. Money laundering is generally defined as engaging in acts designed to conceal or disguise the true origins of criminally derived proceeds so that the unlawful proceeds appear to have been derived from legitimate origins or constitute legitimate assets. Anti-money laundering programs may include protection against terrorist financing, which involves an attempt to conceal the origin or intended use of funds later be used for criminal purposes.


                               STATEMENT OF POLICY

     The LKCM Funds (the "Trust") is committed to complying with all applicable anti-money laundering laws and guarding against money laundering and the financing of terrorist activities. The Trust shall take all reasonable steps and exercise reasonable diligence to prevent the use of the Trust by money launderers or to finance terrorist activities. To this end, the Trust has developed this anti-money laundering program ("AML Program") to:

     o protect the Trust against the risks of unscrupulous persons attempting to fund terrorist or other criminal activities or launder the proceeds of illegal activities through the Trust;

     o conduct the business of the Trust in a manner consistent with applicable laws and regulations designed to combat money laundering and terrorist financing activities, including the oversight of relevant third-party service providers, identified in Appendix A ("Service Providers"); and

     o    protect the Trust from potential liability under the Act.


                    ANTI-MONEY LAUNDERING COMPLIANCE OFFICER

     Appointment. The Board of Trustees of the Trust (the "Board"), with advice from the Trust's manager, shall appoint the Trust's AML Compliance Officer to administer, oversee this AML Program. The AML Compliance Officer's contact information is set forth in Appendix B.

     Responsibilities. The AML Compliance Officer shall have overall responsibility to administer and oversee this AML Program. The AML Compliance Officer shall update this AML Program as necessary to accommodate changes in the BSA, applicable regulatory requirements, or the Trust's business. The AML Compliance Officer will keep the Board informed with respect to the AML Program and issues that arise in connection with the Trust's anti-money laundering efforts.

     Reporting. The AML Compliance Officer shall report directly to [the Trust's president/the Board].



                                SERVICE PROVIDERS

     Delegation. Because the Trust's Service Providers process investor account applications, approve and qualify prospective investors, and accept investor funds, the Trust relies on its Service Providers to implement and operate certain aspects of this AML Program on behalf of the Trust. Accordingly, the Trust may delegate the implementation and operation of the following policies and procedures under this AML Program to such Service Providers:

     o    customer identification program;

     o    suspicious activity monitoring and reporting;

     o    cash transaction reporting;

     o    certain record keeping duties; and

     o    employee training (collectively, "AML Services")

     To effect this delegation, the Trust shall enter into appropriate contractual arrangements with the relevant Service Providers, subject to the Trust's overriding responsibility for assuring compliance with the Trust's AML Program obligations. The Trust shall obtain the written consent of each such Service Provider to permit federal examiners, such as the Securities and Exchange Commission, to obtain information and records relating to the Service Provider's delegated AML duties and to inspect the Service Provider for purposes of this AML Program.

     Review and Evaluation. The AML Compliance Officer shall periodically review and evaluate each Service Provider's implementation of the AML Services as necessary to assure compliance with the Trust's AML Program obligations. This review shall include reviewing the Service Provider's anti-money laundering program, or summary thereof, and other related information deemed appropriate by the AML Compliance Officer based on all the facts and circumstances.

     Customer Identification Program and Risk Assessment

     Policy and General Procedures. Customer identification and verification ("CIP") shall be carried out by the relevant Service Provider, generally the Trust's transfer agent, in accordance with the requirements of Section 326 of the Act.2 The Service Provider's CIP shall verify the identity of customers to the extent reasonable and practicable, consult lists of known terrorists and maintain associated records. For purposes of CIP, the term "customer" means any Trust shareholder of record who opens a new account with the Trust and any person authorized to effect transactions in the shareholder of record's account with the Trust.3

     Prohibited Persons. As part of CIP, each relevant Service Provider shall maintain procedures to ensure that the following persons are not accepted as customers:

     o any person or entity whose name appears on the List of Specially Designated Nationals and Blocked Persons ("Blocked Persons List") maintained by the U.S. Office of Foreign Assets Control ("OFAC") as set forth at http://www.treas.gov/ofac;

     o any person or entity who is located in or is a national of any country appearing on the list of countries subject to OFAC-administered sanctions ("Sanctioned Country List") as set forth at http://www.treas.gov/ofac;

     o any person or entity whose name appears on such other lists of prohibited persons or entities as may be mandated by applicable law or regulation; or

     o    any foreign shell bank.4

     Each Service Provider shall verify on an ongoing basis, as appropriate, that no Prohibited Person is a shareholder of the Trust. In the event a Service Provider identifies a Prohibited Person as a shareholder of the Trust, the AML Compliance Officer shall be notified immediately and the AML Compliance Officer shall provide further direction with respect to the account, which may include freezing the account if required by applicable law.

     Risk-Based Determination. Service Providers shall consider the following factors, among others, in assessing the money laundering risk posed by particular customers or transactions, and the due diligence to be performed will be such as the Service Provider believes is commensurate with the money laundering risk posed. Factors to be considered in assessing money laundering risk include:

     o    whether the  customer is an  individual,  an  intermediary,  a public,
          private  or  foreign   corporation,   a  financial  or   non-financial
          institution or a regulated person or non-regulated entity;

     o whether the customer is an existing shareholder and, if so, the length of time;

     o    how the customer became a customer;

     o whether the customer's business is the type more likely to be susceptible to illicit activity (e.g., cash intensive businesses);

     o whether the customer resides in, is incorporated in or operates from a jurisdiction with bank secrecy laws, or a jurisdiction that has otherwise been identified as an area worthy of enhanced scrutiny;

     o whether the customer is resident in, or organized or chartered under the laws of, a jurisdiction that has been designated by the Secretary of the Treasury under Section 311 or 312 of the Act as warranting special measures due to money laundering concerns; and

     o whether the customer's home country is (a) a member of the Financial Action Task Force on Money Laundering ("FATF"), as set forth at
          http://www.oecd.org/fatf,   (b)   listed   on   the   FATF   List   of
          Non-Cooperative Countries and Territories, as set forth at http://www.oecd.org/fatf, (c) included in a Money Laundering Advisory issued by Financial Crimes Enforcement Network ("FinCEN"), as set forth at http://www.fincen.gov, or (d) otherwise subject to anti-money laundering controls, and the adequacy of those controls.

     Suspicious Activity Monitoring and Reporting

     Each relevant Service Provider shall monitor for any transaction or series of transactions conducted or attempted by, at, or through the Trust, involving or aggregating funds or other assets of at least $5,0005, and which the Trust or the relevant Service Provider knows, suspects, or has reason to suspect:

     o involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including without limitation the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation;

     o is designed, whether through structuring or other means, to evade any requirements of any regulations promulgated under the BSA;

     o has no business or apparent lawful purpose or is not the sort in which the particular client would normally be expected to engage, and neither the relevant Service Provider nor the Trust knows of any reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or

     o involves the use of the Trust to facilitate criminal activity (collectively, the "Reporting Threshold").

     Suspicious Activity in General. While a comprehensive definition of suspicious activity is difficult, numerous "red flags" may trigger the need for further inquiry with respect to a particular transaction. Suspicious activity may include transactions involving assets of any type, including currency, traveler's checks, negotiable instruments, securities, and wire transfers.
Typically, suspicious activity includes transactions that seek to hide or disguise the ownership, nature, source, location, destination or control of the funds. Suspicious activity can occur either at the outset of the customer relationship or long after the relationship has been initiated. Transactions should be viewed within the context of other account activity, and a determination of whether a transaction is actually suspicious may depend on the customer and the particular transaction.

     Any transaction that appears to be suspicious shall be brought to the attention of the appropriate supervisor or anti-money laundering compliance officer at the relevant Service Provider for further investigation by the Service Provider. The suspicious activity shall be investigated in accordance with the relevant Service Provider's anti-money laundering program and the results of the investigation shall be reported to the Trust's AML Compliance Officer as permitted by law. The Service Provider shall file a Suspicious Activity Report ("SAR") with FinCEN if the suspicious activity meets the Reporting Threshold.

     Reports of Cash Payments

     The Trust does not, as a matter of policy, accept any cash payments in connection with its business under any circumstances. Additionally, the Trust does not accept any "cash equivalents," promissory notes and instruments in bearer form in connection with the purchase of Trust shares. For the purpose of this AML Program, the term "cash" means the currency or coin of the United States and the term "cash equivalent" means traveler's checks, bank checks, money orders, and cashier's checks.6

     Recordkeeping by Service Providers

     General Policy. Each Service Provider shall maintain all records made or obtained pursuant to CIP until five years after the date the account of the customer is closed or otherwise in accordance with Treasury regulations. In addition, each Service Provider shall maintain all relevant records created or obtained while carrying out AML Services including any documentation with respect to any suspicious activity identified by the Service Provider and documentation necessary to provide a basis for law enforcement authorities to trace funds through the Trust.

     Training of Service Provider Personnel

     Policy. All relevant Service Provider personnel shall receive ongoing anti-money laundering compliance training. Such training shall provide both a general awareness of overall BSA requirements and money laundering issues, as well as more job-specific guidance and shall at a minimum include BSA requirements relevant to their functions and recognizing possible signs of money laundering that could arise in the course of their duties. The level, frequency, and focus of the training shall be determined by the responsibilities of the relevant employee and the extent to which their functions bring them in contact with BSA requirements or possible money laundering activity.

     Timing. Training will be provided at the time an employee assumes duties that bring them in contact with BSA requirements or possible money laundering activity. Employees shall receive periodic updates and refreshers regarding their anti-money laundering obligations and duties.


                       SUSPICIOUS ACTIVITY MONITORING AND

                             REPORTING BY THE TRUST

     Suspicious Activity Monitoring and Investigation. The Trust will be vigilant with respect to identifying any potentially suspicious activity. Any employee or officer of the Trust shall contact the AML Compliance Officer as soon as reasonably practicable after they learn of any suspicious activity.

     Upon being informed about a possible suspicious activity the AML Compliance Officer shall investigate and determine whether the facts and circumstances meet the Reporting Threshold. The AML Compliance Officer shall investigate suspicious transactions even if the $5,000 element of the Reporting Threshold has not been triggered. In making this determination, the AML Compliance Officer shall consider all known facts and circumstances relating to the transaction(s) and the accounts in question. The AML Compliance Officer shall document the investigation, as well as any action taken, including a determination that a transaction was not deemed to be suspicious or require reporting via a SAR.

     Whether or not the AML Compliance Officer determines that the filing of a SAR is warranted, the AML Compliance Officer may designate the account(s) involved as "Watch Account(s)" for continued observation. The AML Compliance Officer, in consultation with legal counsel, may decide additional action against the account is necessary.

     Procedures for SAR Filing. If the AML Compliance Officer determines, after conducting an investigation, that the Trust is required to file a SAR, the SAR must be filed within 30 days of the date the Trust becomes aware of the suspicious transaction. If no suspect is identified when the Trust becomes aware of the suspicious transaction, a SAR must be filed within 60 days, rather than 30.

     In situations involving violations that the AML Compliance Officer believes require immediate attention, such as ongoing money laundering schemes, the AML Compliance Officer shall immediately notify by telephone an appropriate law enforcement authority and the SEC in addition to filing a SAR.

     The information included in the SAR should be as accurate and complete as possible. A standard reporting form, "Suspicious Activity Report by the Securities and Futures Industry" ("FinCEN Form 101"), and instructions thereto are available at http://www.fincen.gov. Only FinCEN Form 101 is filed with FinCEN. Supporting documentation shall not be sent to FinCEN.

     Disclosure. Under no circumstances may the AML Compliance Officer, or any employee, officer or Board member disclose a SAR filing to any other person except as permitted or required by law. BSA regulations prohibit the Trust from disclosing the filing or content of a SAR, even in response to subpoena. In the event that a SAR filed by the Trust with FinCEN becomes subject to a subpoena, the AML Compliance Officer must promptly notify FinCEN. The Trust will segregate SAR filings and copies of supporting documentation from other Trust books and records to avoid disclosing SAR filings.

                               INFORMATION SHARING

     Information Sharing Between the Trust and the Government. The AML Compliance Officer shall be the contact person in charge of responding to any FinCEN request for information with regard to (i) any current account maintained for a named suspect; (ii) any account maintained for a named suspect during the preceding twelve months; and (iii) any transaction conducted by or on behalf of a named suspect, or any transmittal of funds conducted in which a named suspect was either the transmittor or the recipient, during the preceding six months, that is required under law or regulation to be recorded by the Trust or is recorded and maintained electronically by the Trust.

     The AML Compliance Officer shall promptly perform a records search responsive to a FinCEN or other request by an appropriate government authority. If an account is identified, the AML Compliance Officer shall report to FinCEN, in the manner and time frame specified in FinCEN's request, the following information: (i) the name of such individual, entity or organization ("Person");
(ii) the number of each such account or, in the case of a transaction, the date and type of each such transaction; and (iii) any social security number, taxpayer identification number, passport number, date of birth, address, or other similar identifying information provided by the Person when such account was opened or each such transaction was conducted.

     The Trust will not use the information provided by FinCEN in its request for any purpose other than the following: (i) reporting back to FinCEN; (ii) determining whether to establish or maintain an account or engage in a transaction; or (iii) complying with the search request. The Trust will not disclose to any person, other than FinCEN or the federal law enforcement agency on whose behalf FinCEN is requesting information, the fact that FinCEN has requested or has obtained information, except to the extent necessary to comply with the request. Notwithstanding the foregoing, the Trust may share information regarding a Person named in a request from FinCEN with another financial institution, as set forth below, so long as such sharing does not disclose the fact of the FinCEN request.

     The AML Compliance Officer shall ensure that the Trust maintains adequate procedures to protect the security and confidentiality of FinCEN requests for information. The Trust is not required to take any future action, or to decline to take action, with respect to the Person's account or transaction. Unless specifically instructed to do so in the FinCEN request, the Trust is not required to report on future account opening activity or transactions.

     Information Sharing Between the Trust and Other Financial Institutions. By filing the Notice for Purposes of Subsection 314(b) of the USA PATRIOT Act and 31 CFR 103.110 ("FinCEN Notice") on an annual basis, the Trust may share information with another financial institution (e.g., bank, broker-dealer, or mutual fund) or association of financial institutions regarding individuals, entities, organizations or countries for purposes of identifying and, where appropriate, reporting activities that the Trust suspects may involve terrorist activity or money laundering. The AML Compliance Officer is responsible for filing and renewing on an annual basis the FinCEN Notice with FinCEN, if the Trust decides to share information. The Notice may be filed via the Internet at http://www.fincen.gov.

     Prior to sharing information, the AML Compliance Officer must verify, by either (i) direct request or (ii) referral to the FinCEN list of entities that have filed such notices, that the other financial institution or association of financial institutions has filed its FinCEN notice. Shared information may not be used by the Trust for any purpose other than: (i) identifying and, where appropriate, reporting on money laundering or terrorist activity; (ii)
determining whether to establish or maintain an account, or engage in a transaction; or (iii) assisting the Trust in complying with a request from FinCEN. The AML Compliance Officer will ensure that the Trust maintains adequate procedures to protect the security and confidentiality of such information.


                                      AUDIT

     Required Annually. This AML Program shall be audited no less frequently than annually in order to assure that the AML Program is functioning as designed.

     Independence Requirement. The audit may be performed by trained members of the Trust's manager or an affiliate thereof or a Service Provider, provided that the persons conducting the audit are independent of the personnel working in the areas that are exposed to potential issues related to money laundering activities, or by an independent third party. The audit personnel must be knowledgeable regarding the requirements of the Act, the BSA and money laundering activities.

     Written Report. The auditor shall prepare a written report documenting the results of the audit, including any deficiencies and recommendations for enhanced compliance with the AML Program and the Act. Copies of the report shall be provided to the AML Compliance Officer and the Board.


                                  RECORDKEEPING

     General. Records are maintained and retained by the Trust in order to (1) provide an audit trail for law enforcement officials investigating potential money laundering schemes and (2) document the Trust's compliance with all applicable legal and regulatory requirements relating to money laundering and terrorist financing.

     Required Records. The AML Compliance Officer shall maintain and retain records documenting the Trust's compliance with this AML Program, including:

     o    any SARs filed by the Trust, along with all supporting documentation;

     o all documentation regarding any suspicious activity investigations by the AML Compliance Officer;

     o the minutes from any meeting of the Board at which this AML Program was reviewed and approved or ratified;

     o    all records  pertaining  to the AML  Compliance  Officer's  review and
          evaluation   with  respect  to  each   relevant   Service   Provider's
          implementation of the AML Services; and

     o    the annual audit report regarding the AML Program.

     Length of Time to Retain Records. The above records must be retained for a period of five years from the event they document, or such other period as may be required by law, in a readily accessible place. All SARs and related documents must be retained for five years from the date of filing.


                                APPROVAL & REVIEW

     Initial and Annual Approval. The Board shall approve or ratify the adoption of this AML Program for the Trust and shall periodically review this AML Program. The Board may request and evaluate such information as it deems reasonable and appropriate in connection with its review and approval of this AML Program.

     Interim Amendments. Interim amendments to this AML Program may be adopted as necessary to comply with legal requirements, subject to ratification by the Board.

     Record. Any approval or ratification shall be noted in the minutes of the meeting at which such action was taken.


These procedures are based on the provisions of and regulations issued under the USA PATRIOT Act of 2001, as they existed on March 31, 2003. Many of these regulations are still in proposed form, and may be altered when finally adopted. In addition, regulations have not yet been proposed to address a variety of issues raised by the Act. In light of this uncertainty, these procedures reflect our understanding of the law as it currently exists and reflect our interpretations where the law is unclear. Accordingly, these procedures may require revisions as new regulations are issued and pending regulations are finalized.


                                                                      Appendix A


                          THE TRUST'S SERVICE PROVIDERS


     The following third-party service providers have been delegated the implementation and operation of certain policies and procedures under this AML
Program:

       U.S. Bancorp Fund Services, LLC ("Bancorp")
       Transfer Agent and Fund Accountant

       Bancorp's Anti-Money Laundering Officer

                  Name:             Mike McVoy
                                    --------------------------------------------
                  E-Mail Address:   mike.mcvoy@firstar.com
                                    --------------------------------------------
                  Telephone Number: 414-287-3704
                                    --------------------------------------------
                  Fax Number:       414-287-3838
                                    --------------------------------------------

       Quasar Distributors, LLC ("Quasar")
       Principal Underwriter and Distributor

       Quasar's Anti-Money Laundering Compliance Officer

                  Name:             James Schoenike
                                    --------------------------------------------
                  E-Mail Address:   james.schoenike@usbank.com
                                    --------------------------------------------
                  Telephone Number: 414-287-3994
                                    --------------------------------------------
                  Fax Number:       414-276-1177
                                    --------------------------------------------



                                                                      Appendix B

        LKCM FUNDS ANTI-MONEY LAUNDERING COMPLIANCE OFFICER


        The following person serves as the Trust's AML Compliance Officer:

                  Name:             Jacqui Brownfield
                                    --------------------------------------------
                  Organization:     Luther King Capital Management
                                    --------------------------------------------
                  E-Mail Address:   jbrownfield@lkcm.com
                                    --------------------------------------------
                  Telephone Number: 817-348-1275
                                    --------------------------------------------
                  Fax Number:       817-332-4630
                                    --------------------------------------------



Dated:  July 24, 2002







--------------------------------------------------------------------------------

1 Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.

2 The CIP will be revised in the future, as appropriate, once Section 326 regulations are adopted.

3 In the case of an omnibus account maintained with the Trust, the customer is the entity maintaining the omnibus account with the Trust and not the individual shareholders who open their accounts through an omnibus account holder.

4 A foreign shell bank is a foreign bank without a physical presence in any country. The Service Provider may determine that a foreign bank having no physical presence in any country is acceptable as an investor if the bank is (1) an affiliate of a depository institution, credit union, or foreign bank that maintains a physical presence and (2) subject to supervision by a banking authority in the country that regulates the affiliate described in
     (1).

5 To identify transactions that aggregate to at least $5,000, it will be necessary to evaluate transactions of less than $5,000.

6 The Trust relies on its Service Providers to properly document and report any exceptions to this policy (i.e., file a Cash Transaction Report or IRS/FinCEN Form 8300, as appropriate). The Trust shall file IRS/FinCEN Form 8300 with respect to any funds it receives directly, as appropriate and required by law.